UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2017

THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)
MAINE
(State or other jurisdiction of incorporation)

0-26589	01-0404322
(Commission file number)	(IRS employer identification no.)

Main Street, Damariscotta, Maine	04543
(Address of principal executive offices)	(Zip Code)

(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligations
of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	Page 1
Item 9.01 Financial Statement and Exhibits	Page 1
Signatures	Page 2
Exhibit Index	Page 3

Section 5 - Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 21, 2017, The First Bancorp, Inc. (the “Company”) announced a retirement date for F. Stephen Ward, Chief Financial Officer of the Company and its wholly-owned banking subsidiary, First National Bank (the “Bank”). Mr. Ward is expected to retire as Chief Financial Officer of the Company on March 30, 2018.

Mr. Ward will be succeeded as Chief Financial Officer by Richard M. Elder, currently Executive Vice President and Treasurer of the Bank. It is expected that Mr. Elder will assume the responsibilities of Chief Financial Officer of the Bank as of January 2, 2018, and as Chief Financial Officer of the Company as of March 30, 2018.

Mr. Ward joined the Bank in 1990 as the Director of Marketing. He has served as the Bank’s and the Company’s Chief Financial Officer since 1993. Mr. Elder joined the Bank in 1993. After a long career on the retail side of the Bank, he joined the finance division in early 2017.

The Company also announced that Mr. Ward has been nominated to serve on the Board of Directors of both the Bank and the Company. The Company’s Nominating Committee announced the nomination on Thursday, December 21, 2017. Pending a vote of the Company’s shareholders, Mr. Ward will join the Boards of both entities as of the next annual meeting.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.
The following Exhibits are being furnished herewith:

99.1 Registrant's Press Release dated December 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.

By: /s/ F. STEPHEN WARD

F. Stephen Ward
Executive Vice President & Chief Financial Officer

Dated: December 21, 2017